NINTH AMENDMENT AND AGREEMENT
     NINTH  AMENDMENT  AND  AGREEMENT,  dated  as  of  July 1, 1999 (this "Ninth
                                                                           -----
Amendment"),  to  the Existing Credit Agreement (as hereinafter defined), by and
      ---
between INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "Borrower"), and BNY FACTORING LLC, a New York limited liability company (the
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"Lender"),  as  successor  in  interest  to BNY FINANCIAL CORPORATION ("BNYFC").
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                                    RECITALS
     The Borrower and BNYFC have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility, (ii) a $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility, (vi) a $1,000,000.00 revolving credit facility and (vii) a $2,000,000 letter of credit facility, all of which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide an additional $5,500,000.00 term loan facility (as more specifically defined below, the "Term Loan E Facility")
                                                          --------------------
for the acquisition of two Embraer EMB-120RT Brasilia aircraft (bearing manufacturer's serial numbers 120.194 and 120.191, respectively) (the "Aircraft
                                                                        --------
Acquisition").  Subject  to  the  terms  and  conditions  hereof,  the Lender is
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willing to provide the Term Loan E Facility to the Borrower and to amend certain
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provisions  of  the  Existing  Credit  Agreement  in  order  to  effectuate  the foregoing.
     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.
                                    ARTICLE I
                                   Definitions
     1.          Definitions.  (a)  In  addition to the definitions set forth in
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the  heading and the recitals to this Ninth Amendment, the following definitions shall  apply  to  this  Ninth  Amendment:
"Agreement":  means  the  Existing  Credit  Agreement  as  amended by this Ninth
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Amendment.
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"Aircraft  Acquisition Documents" : the collective reference to (i) the Purchase
 --------------------------------
and Sale Agreement made and entered into as of June 30, 1999 among Newcourt Capital USA Inc. ("Newcourt"), First Security Bank, National Association, as owner trustee (the "Owner Trustee") and Borrower, (ii) the Warranty Bill of Sale given by the Owner Trustee to the Borrower in respect of the Term Loan & Aircraft (as defined in Article III, Section 1 hereof), (iii) the Assignment and Assumption Agreement dated as of June 30, 1999 between the Owner Trustee and the Borrower, (iv) the Escrow Deposit Agreement dated as of June 30, 1999 between [the Owner Trustee][Newcourt] and the Borrower and (v)the Consent and Agreement dated as of June 30, 1999 between SkyWest and the Borrower.
"Existing  Credit  Agreement": means the Credit Agreement, dated as of September
 ---------------------------
30, 1996, between the Borrower and BNYFC, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and
BNYFC, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and BNYFC, the Third Amendment and Agreement, dated as of
October 15, 1997, between the Borrower and BNYFC, the Fourth Amendment and Agreement, dated as of February 2, 1998, between the Borrower and BNYFC, the Fifth Amendment and Agreement, dated as of July 16, 1998, between the Borrower and BNYFC, the Sixth Amendment and Agreement, dated as of May 30, 1998, between the Borrower and BNYFC, the Seventh Amendment and Agreement, dated as of October 28, 1998, between the Borrower and BNYFC and the Eighth Amendment and Agreement, dated as of December 8, 1998, between the Borrower and BNYFC, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Ninth Amendment.
"Ninth  Amendment  Documents":  this  Ninth  Amendment,  the SkyWest Consent and
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Agreement  (as  defined  in  Article  III,  Section  1  hereof), the Term Loan E
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Aircraft  Chattel  Mortgages  (as defined in Article III, Section 1 hereof), the
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SkyWest  Aircraft  Lease  Supplement  and  Receipt  (as  defined in Article III,
 -
Section 1 hereof), the Term Note E (as defined in Article III, Section 1 hereof)
 -
and any other agreements, instruments and documents executed or delivered pursuant to or in connection with this Ninth Amendment and the transactions contemplated thereby.
(b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.
                                   ARTICLE II
                                 Representations
     1.          Representations.  (a)  The  Borrower  hereby  represents  and
                 ---------------
warrants  as  follows:
     (i) It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.
(ii) It has the power and authority, and the legal right, to make, deliver and perform this Ninth Amendment and the other Ninth Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Ninth Amendment and to authorize the execution, delivery and performance of the Ninth Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Ninth Amendment Documents to which it is a party. Each Ninth Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Ninth Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (iii)  The  conditions  contained in Article IV hereof have been satisfied.
(b) The Borrower represents that each of the Credit Documents is on the date hereof in full force and effect.
                                   ARTICLE III
                     Amendments to Existing Credit Agreement
     1.          Amendments  to  Section  1.  (a)  Section  1.1  of the Existing
                 --------------------------
Credit Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:
     "Aircraft Propeller": each aircraft propeller in which the Borrower may now
      ------------------
have or in the future acquire an interest and any aircraft propeller substituted therefor by a lessee pursuant to an Aircraft Lease, together in each case with any and all Aircraft Parts incorporated or installed in or attached thereto and any Aircraft Part removed therefrom until such time as a replacement part shall be substituted therefor. Except as otherwise set forth herein, at such time as an aircraft propeller shall be substituted by a lessee pursuant to an Aircraft Lease, such replaced Aircraft Propeller shall cease to be an Aircraft Propeller hereunder.
"Ninth  Amendment": that certain Ninth Amendment and Agreement, dated as of July
 ----------------
1,  1999,  between  the  Borrower  and  the  Lender.
"Ninth  Amendment  Documents":  the  Ninth  Amendment,  the  SkyWest Consent and
 ---------------------------
Agreement, the Term Loan E Aircraft Chattel Mortgages, Term Note E and any other
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agreements,  instruments  and  documents executed or delivered pursuant to or in connection with the Ninth Amendment and the transactions contemplated thereby. "Ninth Amendment Effective Date": the date on which all of the conditions
 ---------------------------------
precedent to the effectiveness of the Ninth Amendment set forth in Article IV of
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the  Ninth  Amendment  are  first  satisfied  or  waived.
"Sky  West":  means  SkyWest  Airlines,  Inc.,  a  Utah  corporation.
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"Sky  West  Aircraft  Lease Supplement and Receipt": the collective reference to
 -------------------------------------------------
the  Equipment  Schedule and the Certificate of Acceptance, each dated as of the
 -
date of its execution and delivery between First Security Bank, National Association, predecessor in interest under the SkyWest Leases to Borrower, and SkyWest.
"SkyWest Consent and Agreement": that certain Consent and Agreement, dated as of
 -----------------------------
July ___, 1999, by and among SkyWest, the Borrower and the Lender, in respect of the SkyWest Leases.
"SkyWest  Leases":  the  collective  reference  to (i) that Amended and Restated
 ---------------
Aircraft  Lease Agreement (N269UE) dated as of December 9, 1998, between SkyWest
 ---
and First Security Bank, National Association, as Owner Trustee, as lessor, as supplemented by an Equipment Schedule dated December 9, 1998, between the Company and SkyWest and by a Certificate of Acceptance dated December 9, 1998 by SkyWest, as the same may hereafter be further amended, supplemented or modified
(ii) that Amended and Restated Aircraft Lease Agreement (N289UE) dated as of December 9, 1998, between SkyWest and First Security Bank, National Association, as Owner Trustee, as lessor, as supplemented by an Equipment Schedule dated December 9, 1998, between the Company and SkyWest and by a Certificate of Acceptance dated December 9, 1998 by SkyWest, as the same may hereafter be further amended, supplemented or modified and the Sky West lease Supplement and Receipt.
"Term  Loan  E": as defined in Section 2.3(f) (together with any advance made in
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connection with the substitution of a Term Loan E Aircraft, Term Loan E Aircraft
Engine or Term Loan E Aircraft Propeller pursuant to Section 2.5(e)). "Term Loan E Aircraft": each Aircraft owned from time to time by the Borrower
 -----------------------
and  listed as a Term Loan E Aircraft and described on Schedule I hereto, as the
 -                                                     ----------
same may be amended or modified from time to time in accordance with this Agreement.
"Term  Loan  E  Aircraft  Chattel  Mortgages":  the collective reference to each
 -------------------------------------------
Aircraft  Chattel  Mortgage,  dated as of July 1, 1999, from the Borrower to the
 ----
Lender  with  respect  to  a  Term  Loan  E  Aircraft.
 -
"Term  Loan  E Aircraft Engine": each Aircraft Engine owned from time to time by
 -----------------------------
the  Borrower  and  listed  as  a  Term  Loan E Aircraft Engine and described on
Schedule  I  hereto, as the same may be amended or modified from time to time in
      -----
accordance  with  this  Agreement.
"Term  Loan  E  Aircraft  Propeller": each Aircraft Propeller owned from time to
 ----------------------------------
time  by  the  Borrower  and  listed  as  a  Term  Loan E Aircraft Propeller and
 --
described on Schedule I hereto, as the same may be amended or modified from time
 --
to  time  in  accordance  with  this  Agreement.
"Term  Loan E Borrowing Base": at any time, an amount equal to the lesser of (i)
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80%  (or  such  other  percentage  as  the  Lender  shall  determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan E Aircraft and (ii) the purchase  therefor  price  paid  by  the  Borrower  to  SkyWest.
"Term  Loan  E Facility": at any time, the obligation of the Lender to make Term
 ----------------------
Loan E in accordance with the provisions of this Agreement, which shall not exceed an amount equal to $5,500,000.00 minus the aggregate amount of repayments
                                        -----
of  principal  then required to have been made in accordance with Schedule 2.3E.
                                                                  -------------
"Term Note E": a promissory note of the Borrower evidencing Term Loan E, in form
 -----------
and  substance  acceptable  to  the  Lender.
     (b) The definition of the term "Aircraft Engine" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Aircraft  Engine":  shall mean each aircraft engine in which the Borrower
       ----------------
may now have or in the future acquire an interest and any aircraft engine substituted by a lessee pursuant to an Aircraft Lease, together in each case with any and all Aircraft Parts incorporated or installed in or attached thereto and any Aircraft Part removed therefrom until such time as a replacement part shall be substituted therefor and in each case excluding any Aircraft Propellers installed on or attached thereto. Except as otherwise set forth herein, at such time as an aircraft engine shall be substituted by a lessee pursuant to an
Aircraft Lease, such replaced Aircraft Engine shall cease to be an Aircraft Engine hereunder."
     (c) The definition of the term "Aircraft Inventory" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Aircraft  Inventory": all Aircraft, Airframes, Aircraft Engines, Aircraft
       -------------------
Propellers and Aircraft Parts of the Borrower other than any Approved Aircraft and any Airframes, Aircraft Engines, Aircraft Propellers and Aircraft Parts incorporated or installed in, attached to, or otherwise identified as being related to or comprising part of an Approved Aircraft."
     (d) The definition of the term "Aircraft Parts" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Aircraft  Parts":  shall  mean  all  appliances,  components,  parts,
       ---------------
instruments,  appurtenances,  avionics,  accessories,  furnishings  and  other
       ---
equipment of whatever nature (other than complete Aircraft Engines and complete Aircraft Propellers), which are now or from time to time may be incorporated or installed in or attached to an aircraft (including without limitation the airframe of such aircraft, any related aircraft engines and aircraft propellers and any related appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature). Except as otherwise set forth in an Aircraft Lease, only at such time as a replacement aircraft part shall be substituted for an Aircraft Part in accordance with such Aircraft Lease, shall the Aircraft Part so replaced cease to be an Aircraft Part hereunder."
     (e) The definition of the term "Airframe" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Airframe":  each  of  the  Aircraft,  excluding  any  Aircraft Engines or
       --------
engines and any Aircraft Propellers or propellers from time to time installed thereon, but including any and all Aircraft Parts (except Aircraft Parts that are incorporated or installed in or attached to any such Aircraft Engine, engine, Aircraft Propellers, or propellers), so long as: (i) such included Aircraft Parts shall be incorporated or installed in or attached to such Aircraft (but not in or to any Aircraft Engines or Aircraft Propellers from time to time installed thereon); or (ii) such included Aircraft Parts shall remain identified or connected with such Aircraft in that they are subject to repair, alteration or modification as provided in Sections 6.13 and 6.14 of this Agreement."
     (f) The definition of the term "Approved Aircraft" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Approved  Aircraft":  means  the  collective reference to the Term Loan A
       ------------------
Aircraft, the Term Loan A Aircraft Engines, the Term Loan B Aircraft, the Term Loan B Aircraft Engines, the Term Loan C Aircraft, the Term Loan C Aircraft Engines, the Term Loan D Aircraft, the Term Loan D Aircraft Engines, the Term Loan E Aircraft, the Term Loan E Aircraft Engines and the Term Loan E Aircraft Propellers."
     (g) The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Credit  Documents":  this  Agreement,  the  First  Amendment,  the Second
       -----------------
Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Letter of Credit Documents, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, Term E Note, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."
     (h) The definition of "Revolver Reserve" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Revolver  Reserve": as of any date, an amount equal to the lesser of  (i)
       -----------------
the amount, if any, by which the sum determined in accordance with clause I of the definition of Revolver Borrowing Base on such date exceeds the aggregate outstanding Revolver Advances on such date and (ii) the amount, if any, by which the sum of the Term Loan A Facility (without regard to any Term Loan A borrowings made prior to or on such date) on such date, the Term Loan B Facility (without regard to any Term Loan B borrowings made prior to or on such date) on such date, the Term Loan C Facility (without regard to any Term Loan C borrowings made prior to or on such date) on such date, the Term Loan D Facility (without regard to any Term Loan D borrowings made prior to or on such date) on such date and the Term Loan E Facility (without regard to any Term Loan E borrowings made prior to or on such date) on such date exceeds the sum of the Term Loan A Borrowing Base on such date, the Term Loan B Borrowing Base on such date, the Term Loan C Borrowing Base on such date, the Term Loan D Borrowing Base on such date and the Term Loan E Borrowing Base on such date."
     (i) The definition of "Term Loan Borrowing Bases" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan  Borrowing Bases": the collective reference to the Term Loan A
       ---------------------------
Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base, the Term Loan D Borrowing Base and the Term Loan E Borrowing Base."
     (j) The definition of "Term Loan Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan  Facilities":  the  collective  reference  to  the Term Loan A
       ----------------------
Facility, the Term Loan B Facility, the Term Loan C Facility, the Term Loan D Facility and the Term Loan E Facility."
     (k) The definition of "Term Loans" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Term  Loans":  the collective reference to Term Loan A, Term Loan B, Term
       -----------
Loan  C,  Term  Loan  D  and  Term  Loan  E."
     2.          Amendments  to  Section  2.3.     (a) Subsection (a) of Section
                 ----------------------------
2.3 of the Existing Credit Agreement is hereby amended by deleting the parenthetical in the seventh line thereof in its entirety and replacing it with the following: "(without regard to the Term Loan B Facility, the Term Loan B Borrowing Base, the Term Loan C Facility, the Term Loan C Borrowing Base, the Term Loan D Facility, the Term Loan D Borrowing Base, the Term Loan E Facility and the Term Loan E Borrowing Base)".
(b) Section 2.3 of the Existing Credit Agreement is hereby amended by inserting the following at the end of such Section:
     "(f) Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan E Aircraft or Term Loan E Aircraft Engines pursuant to Section 2.5(e) hereof, "Term Loan E")
                                                                   -----------
on  the  Ninth Amendment Effective Date in the principal amount of the lesser of
(a) the Term Loan E Facility on such date and (b) the Term Loan E Borrowing Base on such date. Term Loan E shall be dated the Ninth Amendment Effective Date, stated to mature in the installments and amounts payable on the dates set forth in Schedule 2.3E hereto, and bear interest for the period from the Ninth
    --------------
Amendment  Effective  Date  on  the  unpaid  principal  amount  thereof  at  the
   ----
applicable interest rates per annum specified in Section 3.1 it being understood
   ----
and  agreed that notwithstanding anything to the contrary in said Schedule 2.3E,
                                                                  -------------
if the Termination Date shall occur prior to the final maturity date set forth therein, then all amounts owing under Term Loan E, including accrued interest, shall become due and payable on such Termination Date. All payments of principal thereof shall reduce the Term Loan E Facility on a dollar-for-dollar basis."
     3.          Amendments  to Section 2.5.  Section 2.5 of the Existing Credit
                 --------------------------
Agreement  is  hereby  amended  by  inserting  the  following at the end of such
Section:
     "(e) At the request of the Borrower and after substitution of a Term Loan E Aircraft, a Term Loan E Aircraft Engine or a Term Loan E Propeller (the
"Substitute  Term  Loan  E  Aircraft,  Engine  or  Propeller") for a Term Loan E
        ----------------------------------------------------
Aircraft, a Term Loan E Aircraft Engine or a Term Loan E Propeller which has been sold or has suffered an Event of Loss within six months after repayment of Term Loan E to the extent and as required by Section 3.3(d) hereof, the Lender may make an advance in an amount equal to the least of (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan E Aircraft or Engine, less any applicable Collateral Reserve, (ii) the amount, if any, by which (A) $5,500,000.00 minus all repayments of principal made, or required to have been
               -----
made  on  or  prior to the date of such advance in accordance with Schedule 2.3E
                                                                   -------------
hereto exceeds (B) the outstanding principal balance of Term Loan E on such date (prior to the making of such advance) and (iii) the purchase price paid by the Borrower for the Substitute Term Loan E Aircraft, Engine or Propeller. Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of Term Loan E for all purposes hereunder and shall increase the Term Loan E Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of Term Loan E shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance times (y) a fraction the numerator of which is an amount equal to such
         -----
scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."
     4.          Amendments  to Section 3.3. Paragraph (b) of Section 3.3 of the
                 --------------------------
Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     "(b) (i) If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the aggregate outstanding principal amount of the Term Loans exceeds an amount equal to the sum of the Term Loan Borrowing Bases and the Revolver Reserve, the Borrower shall immediately prepay the Term Loans in an aggregate amount equal to the amount of such excess. The amount of such payment shall reduce the Term Loan Facilities on a dollar-for-dollar basis and shall be applied (A) first against the repayment of Term Loan A to the extent that the outstanding principal amount of Term Loan A exceeds the Term Loan A Borrowing Base, then against the repayment of Term Loan B to the extent that the outstanding principal amount of Term Loan B exceeds the Term Loan B Borrowing Base, then against the repayment of Term Loan C to the extent that the outstanding principal amount of Term Loans C exceeds the Term Loan C Borrowing Base, then against the repayment of Term Loan D to the extent that the outstanding principal amount of Term Loans D exceeds the Term Loan D Borrowing Base, and then against the repayment of Term Loan E to the extent that the outstanding principal amount of Term Loans E exceeds the Term Loan E Borrowing Base, and (B) in each such case, against scheduled repayments of principal  on  a  pro  rata  basis.
                  ---  ----
(ii) Without in any way limiting the provisions of clause (i) of this Section 3.3(b), if at any time during the period commencing with and including month 25 and ending with and including month 35, in each case as set forth on Schedule
                                                                        --------
2.3B  hereto, the outstanding principal amount of Term Loan B exceeds the sum of
  --
(i) the Term Loan B Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A, (iii) the excess, if any, of the Term Loan C Borrowing Base over the outstanding principal amount of Term Loan C, (iv) the excess, if any, of the Term Loan D Borrowing Base over the outstanding principal amount of Term Loan D, and (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, the Borrower shall immediately prepay Term Loan B in an amount equal to such deficiency.
(iii) Without in any way limiting the provisions of clause (i) of this Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on Schedule
                                                                        --------
2.3C  hereto, the outstanding principal amount of Term Loan C exceeds the sum of
  --
(i) the Term Loan C Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A, (iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, (iv) the excess if any of the Term Loan D Borrowing Base over the outstanding principal amount of Term Loan D, and (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, the Borrower shall immediately prepay Term Loan C in an amount equal to such deficiency.
(iv) Without in any way limiting the provisions of clause (i) of this Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on Schedule
                                                                        --------
2.3D  hereto, the outstanding principal amount of Term Loan D exceeds the sum of
  --
(i) the Term Loan D Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A, (iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, (iv) the excess if any of the Term Loan C Borrowing Base over the outstanding principal amount of Term Loan C, and (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, the Borrower shall immediately prepay Term Loan D in an amount equal to such deficiency."
     5.          Amendments  to  Section 3.5(g).  Section 3.5(g) of the Existing
                 ------------------------------
Credit  Agreement  is  hereby  deleted  in  its  entirety  and  replaced  by the following:
     "(g) The Borrower agrees that, upon the request of the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing Term Loan A of the Lender, in form and substance acceptable to the Lender ("Term Note A"), (ii) a promissory note of the Borrower evidencing Term
          ------------
Loan B of the Lender, in form and substance acceptable to the Lender ("Term Note
                                                                       ---------
B"), (iii) a promissory note of the Borrower evidencing Term Loan C of the Lender, in form and substance acceptable to the Lender ("Term Note C"), (iv) a
-                                                          -----------
promissory note of the Borrower evidencing Term Loan D of the Lender, in form and substance acceptable to the Lender ("Term Note D"), (v) a promissory note of
-                                        -----------
the Borrower evidencing Term Loan E of the Lender, in form and substance acceptable to the Lender ("Term Note E"), (vi) a promissory note of the Borrower
                           -----------
evidencing the Revolver Advances of the Lender in form and substance acceptable to the Lender (a "Revolver Note"), and/or (vii) a promissory note of the
                      --------------
Borrower evidencing the Open Purchasing Revolver Advances of the Lender in form and substance acceptable to the Lender (an "Open Purchasing Revolver Note")."
                                               -----------------------------
     6.          Amendments  to  Section  6.2(c).   Section  6.2(c)  is  hereby
                 -------------------------------
deleted  in  its  entirety  and  replaced  by  the  following:
     "(c) prior to 2:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base the Term Loan D Borrowing Base and the Term Loan E Borrowing Base and the Term Loan F Borrowing Base (but only, (i) in the case of the Term Loan A Borrowing Base, in connection with the delivery of the first such certificate hereunder and in each case that the Term Loan A Borrowing Base changes from the amount thereof most recently reported, (ii) in the case of the Term Loan B Borrowing Base, in connection with the delivery of such certificate on the First Amendment Effective Date and in each case that the Term Loan B Borrowing Base changes from the amount thereof most recently reported, (iii) in the case of the Term Loan C Borrowing Base, in connection with the delivery of such certificate on the Second Amendment Effective Date and in each case that the Term Loan C Borrowing Base changes from the amount thereof most recently reported, (iv) in the case of the Term Loan D Borrowing Base, in connection with the delivery of such certificate on the Third Amendment Effective Date and in each case that the Term Loan D Borrowing Base changes from the amount thereof most recently reported, and (v) in the case of the Term Loan E Borrowing Base, in connection with the delivery of such certificate on the Ninth Amendment Effective Date and in each case that the Term Loan E Borrowing Base changes from the amount thereof most recently reported, in each case as of the immediately preceding Business Day, certified as complete and correct by a Responsible Officer or any vice president on behalf of the Borrower, which Borrowing Base Certificate shall disclose daily updates of the amount of Eligible Accounts and Eligible Lease Payment Receivables, weekly updates of the amount of Eligible Inventory and the Forced Liquidation Value of Approved Aircraft when required;"
     7.          Amendments  to  Schedule  I.  Schedule I to the Existing Credit
                 ---------------------------
Agreement is hereby amended in its entirety to read as is set forth on Schedule I hereto.
8.          Amendments  to  Schedule  1.1.  Schedule  1.1 to the Existing Credit
            -----------------------------
Agreement  is hereby amended in its entirety to read as is set forth on Schedule
1.1  hereto.
     9.          Amendments  to  Schedules 2.3A, 2.3B, 2.3C and 2.3D.  Schedules
                 ---------------------------------------------------
2.3A, 2.3B, 2.3C and 2.3D are hereby amended to include Schedule 2.3E, which shall read as is set forth on Schedule 2.3E hereto.
                                   ARTICLE IV
                           Conditions to Effectiveness
     This Ninth Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "Ninth Amendment
                                                                 ---------------
Effective  Date")  on  which  all  of the following conditions have been (or are
  -------------
concurrently  being)  satisfied:
  --
1. Each of the Ninth Amendment Documents shall have been executed and delivered by each party thereto.
     2. The Lender shall have received executed legal opinions of Smith Gambrell & Russell, LLP, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Ninth Amendment and the matters contemplated hereby (including, without limitation, opinions with respect to the validity of the Ninth Amendment Documents and the effectiveness of UCC filings in each state where Collateral described therein is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Ninth Amendment and the other Ninth Amendment Documents as the Lender may reasonably require.
3. The Lender shall have received the executed legal opinion of Crowe & Dunlevy, special FAA counsel to the Borrower, in form and substance satisfactory to the Lender taking into account this Ninth Amendment and the matters contemplated hereby (including, without limitation, opinions as to the effectiveness of the filing of the SkyWest Aircraft Leases with the FAA). Such legal opinion shall cover such matters incident to the transactions contemplated by this Ninth Amendment and the other Ninth Amendment Documents as the Lender may reasonably require.
4.          The  Lender  shall  have  received  a  copy,  in  form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Aircraft Acquisition and the execution, delivery and performance of this Ninth Amendment and the other Ninth Amendment Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Ninth Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.
5. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Ninth Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing each Ninth Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
6. The Lender shall have received true, correct and complete copies of the Governing Documents of the Borrower, certified as of the Ninth Amendment Effective Date, as true, correct and complete copies thereof by the Secretary or an Assistant Secretary of the Borrower.
7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.
8. The Lender shall have received all chattel paper original copies of the SkyWest Leases and all documents required to be delivered under Article Three of the Term Loan E Aircraft Chattel Mortgages.
9. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Ninth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
10.     No  Default  or  Event of Default shall have occurred and be continuing.
11. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Ninth Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
12. The Lender shall have received a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base, the Term Loan D Borrowing Base and the Term Loan E Borrowing Base, in each case as of the Business Day immediately preceding the Ninth Amendment Effective Date, with appropriate insertions and dated the Ninth Amendment Effective Date, satisfactory in form and substance to the Lender, executed by a Responsible Officer or any Vice President of the Borrower.
13. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.6 of the Existing Credit Agreement and Section 5(o) of the Borrower Security Agreement shall have been satisfied with respect to the Term Loan E Aircraft.
14. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of financing statements on forms UCC-1, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents with respect to the Term Loan E Aircraft shall have been completed.
15. The Borrower shall have acquired the Term Loan E Aircraft and all right title and interest of the lessor in the SkyWest Aircraft Leases, in each case free and clear of all Liens other than liens of SkyWest is responsible thereunder, but only to the extent that such Liens are permissible thereunder.
16. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is be a party.
                                   ARTICLE V.
                                  Miscellaneous
     1.          Closing  Fee;  Payment  of  Expenses.  (a)     On  the  Ninth
                 ------------------------------------
Amendment Effective Date, the Borrower shall pay to the Lender in immediately available funds a fee equal to $30,000.00 (which shall be in addition to all fees paid to the Lender prior to the execution and delivery of this Ninth Amendment). The Lender is hereby authorized to withhold the amount of such fee from the proceeds of Term Loan E.
(b) Without limiting its obligations under Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Ninth Amendment and the other Ninth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.
2.          SkyWest  Aircraft  Lease  Supplement  and  Receipt.  Borrower hereby
            --------------------------------------------------
agrees that that it shall deliver to the Lender an original executed copy of the SkyWest Aircraft Lease Supplement and Receipt immediately upon its execution and delivery by the Borrower and SkyWest.
3.          No  Other  Amendments;  Confirmation.  Except  as expressly amended,
            ------------------------------------
modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.
4.          Acknowledgment.  The  Borrower  hereby  acknowledges  that  (i)  the
            --------------
SkyWest Consent and Agreement constitutes a Consent and Agreement under the Agreement, and (ii) each Term Loan E Aircraft Chattel Mortgage constitutes an Aircraft Chattel Mortgage under the Agreement.
5.          Affirmation  by  Borrower.  The  Borrower  hereby  consents  to  the
            -------------------------
execution and delivery of this Ninth Amendment and each of the other Ninth Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.
6.          Governing  Law;  Counterparts.  (a)  This  Ninth  Amendment  and the
            -----------------------------
rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
(b) This Ninth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Ninth Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Ninth Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                            [SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL  AIRLINE  SUPPORT  GROUP,  INC.


By  ____________________________________
     Name:
     Title:

BNY  FINANCIAL  CORPORATION


By  ____________________________________
     Name:
     Title:

NYLIB1\CWT\NYLIB1\386221.3
SCHEDULE  I
-----------


     APPROVED  AIRCRAFT,  APPROVED  AIRCRAFT  LEASES,
     ------------------------------------------------
     PERMITTED  JURISDICTIONS  AND  PERMITTED  LESSEES
     -------------------------------------------------

                               APPROVED AIRCRAFT:
                               ------------------

TERM  LOAN  A  AIRCRAFT:
-----------------------

     Description     Registration  No.     Manufacturer  Serial  No.
     -----------     -----------------     -------------------------

     None     N/A     N/A

TERM  LOAN  A  ENGINES
----------------------

     Description     Manufacturer  Serial  No.
     -----------     -------------------------

1.     Pratt  &  Whitney  JT8D-7     654823
2.     Pratt  &  Whitney  JT8D-9     653845
3.     Pratt  &  Whitney  JT8D-15     P702898


TERM  LOAN  B  AIRCRAFT
-----------------------

     Description     Registration  No.     Manufacturer  Serial  No.
     -----------     -----------------     -------------------------

1.     Boeing  B-727-044F     N94GS     18892

TERM  LOAN  B  ENGINES
----------------------

     Description     Manufacturer  Serial  No.
     -----------     -------------------------

     None     N/A

------
TERM  LOAN  C  AIRCRAFT
-----------------------

     Description     Registration  No.     Manufacturer  Serial  No.
     -----------     -----------------     -------------------------

None     N/A     N/A

TERM  LOAN  C  ENGINES
----------------------

     Description     Manufacturer  Serial  No.
     -----------     -------------------------

1.     Pratt  &  Whitney  JT8D-15     P688643

TERM  LOAN  D  AIRCRAFT
-----------------------

     Description     Registration  No.     Manufacturer  Serial  No.
     -----------     -----------------     -------------------------


TERM  LOAN  D  ENGINES
----------------------

     Description     Manufacturer  Serial  No.
     -----------     -------------------------

1.     Pratt  &  Whitney  JT8D-15     P666704

TERM  LOAN  E  AIRCRAFT
-----------------------

     Description     Registration  No.     Manufacturer  Serial  No.
     -----------     -----------------     -------------------------

1.     Embraer  EMB-120RT  Brasilia     N269UE     120.194
1.     Embraer  EMB-120RT  Brasilia     N593SW     120.191

TERM  LOAN  E  ENGINES
----------------------

     Description     Manufacturer  Serial  No.
     -----------     -------------------------

1.     Pratt  &  Whitney  PW-118     PCE-115407
2.     Pratt  &  Whitney  PW-118     PCE-115179
3.     Pratt  &  Whitney  PW-118     PCE-115337
4.     Pratt  &  Whitney  PW-118     PCE-115435

TERM  LOAN  E  AIRCRAFT  PROPELLERS
-----------------------------------

     Description     Manufacturer  Serial  No.
     -----------     -------------------------

1.     Hamilton  Standard  14RF-9     MFG-900412
2.     Hamilton  Standard  14RF-9     MFG-900413
3.     Hamilton  Standard  14RF-9     MFG-900511
4.     Hamilton  Standard  14RF-9     MFG-900508



                            PERMITTED JURISDICTIONS:
                            -----------------------

     With  respect to Approved Aircraft other than Term Loan C Aircraft and Term
     ---------------------------------------------------------------------------
Loan  D  Aircraft:
-----------------

     Canada
     United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
     United  States  of  Mexico

With  respect  to  Term  Loan  C  Aircraft  and  Term  Loan  D  Aircraft:
------------------------------------------------------------------------

     Canada
     Mexico
     United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
     the  Bahamas
     Bermuda
     Honduras
     Guatemala
     Belize
     Costa  Rica
     Panama
     Jamaica
     Cayman  Islands
     Dominican  Republic
     Puerto  Rico
     British  Virgin  Islands
     Turks  and  Caios  Islands
     Anguilla
     Saint  Vincent  and  Grenadines
     Montserrat
     Antigua  and  Barbuda
     Guadeloupe
     Dominica
     Martinique
     Barbados
     Grenada
     Aruba
     Saint  Lucia
     Netherlands  Antilles
     Trinidad  and  Tobago

     With  respect  to  Eligible  Accounts:
     -------------------------------------

     Canada
          United  States  of America (including the continental U.S. and Alaska,
Hawaii               and  the  U.S.  Virgin  Islands)

With  respect  to  Eligible  Lease  Payment  Receivables:
--------------------------------------------------------

     Canada
     United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
     United  States  of  Mexico


                     APPROVED LEASES AND PERMITTED LESSEES:
                     -------------------------------------

1.     Property  subject  to  lease:  (1)  Boeing 727-031F Aircraft, (3) Pratt &
Whitney  JT8D-7  engines  and  other  related  equipment.

Lessee:     Emery  Worldwide  Airlines,  Inc.
Term:          September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:     $45,000  per  month  plus "D" check reserves of $75 per flight hour.
Sublessee:     Ryan  International  Airlines

2.     Property  subject  to  lease:  (1)  Boeing 727-031F Aircraft, (3) Pratt &
Whitney  JT8D-7  engines  and  other  related  equipment.

Lessee:     Emery  Worldwide  Airlines,  Inc.
Term:          September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:     $45,000  per  month  plus "D" check reserves of $75 per flight hour.
Sublessee:     Ryan  International  Airlines

3. Property subject to lease: (2) Pratt & Whitney JT8D-7B engines and other related equipment.

Lessee:     Express  One  International,  Inc.
Term:          April  25,  1998 through _____________ in accordance with Section
2.2  of  the  Lease.
Amount:     $10,000  per  engine  per month plus $70 per operating cycle or hour per  engine  (whichever  is  greater).

4. Property subject to lease: (1) Embraer EMB-120RT Brasilia Aircraft, (2) Pratt & Whitney PW-118 engines and other related equipment.

Lessee:     SkyWest  Airline,  Inc.
Term:          *[December  9,  1999]  through
Amount:     *[December  9,  2004],  subject  to  a  three  year renewal right of
SkyWest.

5. Property subject to lease: (1) Embraer EMB-120RT Brasilia Aircraft, (2) Pratt & Whitney PW-118 engines and other related equipment.

Lessee:     SkyWest  Airline,  Inc.
Term:          *[December  9,  1999]  through
Amount:     *[December  9,  2004],  subject  to  a  three  year renewal right of
SkyWest.

     SCHEDULE  1.1
     -------------



       AIRCRAFT, AIRCRAFT ENGINES, AIRCRAFT PROPELLERS AND AIRCRAFT LEASES
       -------------------------------------------------------------------


AIRCRAFT,  AIRCRAFT  ENGINES  AND  AIRCRAFT  PROPELLERS:
-------------------------------------------------------

     Description     Registration  No.     Manufacturer  Serial  No.
     -----------     -----------------     -------------------------

1.     Aircraft  Engines:
       -----------------
     Pratt  &  Whitney  JT8D  engine          654823


2.     Aircraft:
       ---------
     Boeing  727-044F     N94GS     18892

3.     Aircraft  Engines:
       -----------------
     Pratt  &  Whitney  JT8D-9       653845

4.     Aircraft  Engines:
       -----------------
Pratt  &  Whitney  JT8D-15          P688643
Pratt  &  Whitney  JT8D-15          P666704
Pratt  &  Whitney  JT8D-15          P702898

5.     Aircraft:
       ---------
     Embraer  EMB-120RT  Brasilia        N269UE     120.194
Aircraft  Engines:
-----------------
Pratt  &  Whitney  PW-118                PCE-115407
Pratt  &  Whitney  PW-118                PCE-115179
Aircraft  Propellers:
--------------------
     Hamilton  Standard  14RF-9          MFG-900511
     Hamilton  Standard  14RF-9          MFG-900179

6.     Aircraft:
       ---------
     Embraer  EMB-120RT  Brasilia        N593SW     120.191
Aircraft  Engines:
-----------------
Pratt  &  Whitney  PW-118                PCE-115337
Pratt  &  Whitney  PW-118                PCE-115435
     Aircraft  Propellers:
     ---------------------
     Hamilton  Standard  14RF-9          MFG-900412
     Hamilton  Standard  14RF-9          MFG-900413



AIRCRAFT  LEASES:
----------------

1. Property subject to lease: (2) Pratt & Whitney JT8D-7B engines and other related equipment.

Lessee:     Express  One  International,  Inc.
Term:          April  25,  1998 through _____________ in accordance with Section
2.2  of  the  Lease.
Amount:     $10,000  per  engine  per month plus $70 per operating cycle or hour per  engine  (whichever  is  greater).

2. Property subject to lease: (1) Embraer EMB-120RT Brasilia Aircraft, (2) Pratt & Whitney PW-118 engines and other related equipment.

Lessee:     SkyWest  Airline,  Inc.
Term:          December  9,  1998  through  5-year  term,  subject to one 3-year renewal  term  at  the  option  of  Lessee.
Amount:     $42,500  per  month

3. Property subject to lease: (1) Embraer EMB-120RT Brasilia Aircraft, (2) Pratt & Whitney PW-118 engines and other related equipment.

Lessee:     SkyWest  Airline,  Inc.
Term:          December  9,  1998  through  5-year  term,  subject to one 3-year renewal  term  at  the  option  of  Lessee.
Amount:     $42,500  per  month

4. Property subject to lease: () Pratt & Whitney JT8D-7B engine and related equipment.

Lessee:     TEM  Enterprises,  Inc.  d/b/a  Casino  Express  Airlines
Term:          July  8,  1999  through _____ in accordance with Section 2 of the
Lease
Amount: $22,000 per month plus a usage payment of $75 per flight hour or cycle, whichever is greater, with a minimum of 100 per month (but not to exceed $18,000 per month.

5. Property subject to lease: (2) Pratt & Whitney JT8D-7B engines and related equipment.

Lessee: Investors Asset Holding Corp., not in its individual capacity but solely for the benefit of Airfund II International Limited Partnership, a Massachusetts limited partnership
Term:          September 17, 1998 through ________, in accordance with Section 2 of  the  Lease
Amount:     $41,000  per  engine  per  month

                                    SCHEDULE 2.3E
                                    -------------
                    TERM LOAN E PRINCIPAL REPAYMENT SCHEDULE
                    ----------------------------------------

PRINCIPAL               PRINCIPAL
PAYMENT  DATE           AMOUNT  DUE
-------------           -----------
July  31,  1999        $    75,000.00
August  31,  1999      $    75,000.00
September  30,  1999   $    75,000.00
October  31,  1999     $    75,000.00
November  30,  1999    $    75,000.00
December  31,  1999    $    75,000.00
January  31,  2000     $    75,000.00
February  29,  2000    $    75,000.00
March  31,  2000       $    75,000.00
April  30,  2000       $    75,000.00
May  31,  2000         $    75,000.00
June  30,  2000        $    75,000.00
July  31,  2000        $    75,000.00
August  31,  2000      $    75,000.00
September  30,  2000   $    75,000.00
October  31,  2000     $    75,000.00
November  30,  2000    $    75,000.00
December  31,  2000    $    75,000.00
January  31,  2001     $    75,000.00
February  28,  2001    $    75,000.00
March  31,  2001       $    75,000.00
April  30,  2001       $    75,000.00
May  31,  2001         $    75,000.00
June  30,  2001        $    75,000.00
July  31,  2001        $    75,000.00
August  31,  2001      $    75,000.00
September  30,  2001   $    75,000.00
October  31,  2001     $    75,000.00
November  30,  2001    $    75,000.00
December  31,  2001    $    75,000.00
January  31,  2002     $    75,000.00
February  28,  2002    $    75,000.00
March  31,  2002       $    75,000.00
April  30,  2002       $    75,000.00
May  31,  2002         $    75,000.00
June  30,  2002        $    75,000.00
July  31,  2002        $    75,000.00
August  31,  2002      $    75,000.00
September  30,  2002   $    75,000.00
October  31,  2002     $    75,000.00
November  30,  2002    $    75,000.00
December  31,  2002    $    75,000.00
January  31,  2003     $    75,000.00
February  28,  2003    $    75,000.00
March  31,  2003       $    75,000.00
April  30,  2003       $    75,000.00
May  31,  2003         $    75,000.00
June  30,  2003        $    75,000.00
July  31,  2003         $1,900,000.00

Notwithstanding the foregoing, the entire principal amount together with accrued and unpaid interest is due and payable on the Termination Date (as extended) if the same shall occur on or prior to August 1, 2003.